As filed with the Securities and Exchange Commission on December 3, 2021

Registration Statement No. 333-260234

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

to

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Anghami Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	4832	N/A
(State or other jurisdiction of incorporation organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

16th Floor, Al-Khatem Tower, WeWork Hub71,
Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates
+971 2 443 4317
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Sakowitz, Esq. Jason Osborn, Esq. Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700	Simon Luk, Esq. Winston & Strawn LLP 42nd Floor Bank of China Tower 1 Garden Road Central, Hong Kong Tel: +852 2292 2000	Brian Fenske, Esq. Ayse Yuksel Mahfoud, Esq. Norton Rose Fulbright US LLP 1301 McKinney, Suite 5100 Houston, Texas 77010 Tel: (713) 651-5557

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and on completion of the business combination described in the enclosed proxy statement/prospectus.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Anghami Inc. is filing this Amendment No. 3 to its registration statement on Form F-4 (File No. 333-260234) (the ‘‘Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

Exhibit no	Description
2.1†	Business Combination Agreement, dated as of March 3, 2021, by and among VMAC, Anghami, Anghami Inc., Anghami Vista 1 and Anghami Vista 2 (included as Annex A to the proxy statement/prospectus).
3.1#	Second Amended and Restated Certificate of Incorporation of VMAC.
3.2	Form of Amended and Restated Memorandum and Articles of Association of Pubco (as they will be in effect at the Merger Effective Time) (included as Annex D to the proxy statement/prospectus).
4.1#	Specimen Unit Certificate of VMAC.
4.2#	Specimen Common Stock Certificate of VMAC.
4.3#	Specimen Warrant Certificate of VMAC.
4.4#	Warrant Agreement, dated August 6, 2020, by and between VMAC and Continental Stock Transfer & Trust Company, as warrant agent.
4.5	Form of Representative Warrant Agreement
4.6	Form of Assignment, Assumption and Amendment Agreement (Warrant Agreement) by and among VMAC, Anghami Inc. and Continental Stock Transfer & Trust Company, as warrant agent
4.7	Specimen Pubco Ordinary Share Certificate.
4.8	Specimen Pubco Warrant Certificate.
5.1	Opinion of Maples and Calder (Dubai) LLP.
5.2	Opinion of Winston & Strawn LLP
8.1	Opinion of Winston & Strawn LLP.
10.1#	Letter Agreement, dated August 6, 2020, by and among VMAC, the Sponsor and each of the initial stockholders of VMAC.
10.2#	Investment Management Trust Agreement, dated August 6, 2020, by and between VMAC and Continental Stock Transfer & Trust Company, as trustee.
10.3#	Administrative Services Agreement, dated August 6, 2020, by and between VMAC and the Sponsor.
10.4#	Private Placement Warrants Purchase Agreement, August 6, 2020, by and between VMAC and the Sponsor.
10.5#	Private Placement Units Purchase Agreement, dated August 6, 2020, by and between VMAC and the Sponsor.
10.6#	Private Placement Units Purchase Agreement, dated August 6, 2020, by and between VMAC and the Representative.
10.7#	Registration Rights Agreement, dated August 6, 2020, by and among VMAC, the Sponsor and the other holders party thereto.
10.8#	Form of Subscription Agreement, by and among VMAC and the subscribers party thereto.
10.9#	Form of Restrictive Covenant Agreement, by and between Pubco and the shareholders party thereto.
10.10#	Form of Sponsor Letter Agreement, by and among VMAC, the Sponsor, Anghami and the parties named thereto.
10.11#	Form of Lock-Up Agreement, by and among Pubco and the shareholders party thereto.
10.12#^	Nominee Agreement dated October 13, 2021 by and between Anghami and Hossam Mohamed El Gamal.

Exhibit no	Description
10.13#^	Nominee Agreement dated October 13, 2021 by and between Anghami and Samira Azab.
10.14#^	Nominee Agreement dated October 13, 2021 by and between Anghami and Emad Mohe Mohamed Tayel.
22.1	List of subsidiaries of Pubco.
23.1#	Consent of Ernst & Young–Middle East (Abu Dhabi).
23.2#	Consent of Prager Metis CPAs LLC.
23.3	Consent of Maples and Calder (Dubai) LLP. (included in Exhibit 5.1).
23.4	Consent of Winston & Strawn LLP (included in Exhibit 5.2)
23.5	Consent of Winston & Strawn LLP (included in Exhibit 8.1).
99.1#	Form of Proxy for Vistas Media Acquisition Company Inc. Extraordinary General Meeting (included as Annex C to the proxy statement/prospectus).
99.2#	Consent of Director Nominee — Edgard Maroun
99.3#	Consent of Director Nominee — Elias Habib
99.4#	Consent of Director Nominee — F. Jacob Cherian
99.5#	Consent of Director Nominee — Walid Samir Hanna
99.6#	Consent of Director Nominee — Kaswara Saria Alkhatib
99.7#	Consent of Director Nominee — Maha Al-Qattan
99.8#	Consent of Director Nominee — Jana Yamani
99.9#	Consent of Director Nominee — Klaas Baks
99.10#	Consent of Director Nominee — Abhayanand Singh
99.11#	Consent of Director Nominee — Jassim Alseddiqi
99.12#	Consent of Director Nominee — Wissam Moukahal

*	To be filed by amendment.

#	Previously filed.

^	Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The Registrant hereby agrees to furnish an unredacted copy of the exhibit and its materiality and competitive harm analyses to the Commission upon request.

†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands on December 3, 2021.

Anghami Inc.

By:	/s/ Edgard Maroun
Name:	Edgard Maroun
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edgard Maroun	Chief Executive Officer, Director	December 3, 2021
Edgard Maroun	(Principal Executive Officer)

/s/ Omar Sukarieh	Vice President, Finance	December 3, 2021
Omar Sukarieh	(Principal Financial Officer and Principal Accounting Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this registration statement on Form F-4 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on December 3, 2021.

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

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